Exhibit 99.1

First Internet Bancorp Reports Record Quarterly Net Income

Quarterly earnings per share of $0.46, up 43.8% from fourth quarter 2014 and up 253.8% from first quarter 2014

Indianapolis, Indiana, April 23, 2015 – First Internet Bancorp (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), a premier nationwide provider of online retail banking services and commercial banking services, announced today financial and operational results for the first quarter 2015.

First quarter net income was a record $2.1 million and diluted earnings per share were $0.46. This compares with fourth quarter 2014 net income of $1.5 million and diluted earnings per share of $0.32 and first quarter 2014 net income of $0.6 million and diluted earnings per share of $0.13.

David Becker, Chairman, President and Chief Executive Officer, commented, “Thanks to the hard work and dedication of our talented teams, we produced earnings growth for the fourth consecutive quarter. With focus and shared vision, we reached two significant milestones during the quarter.

“First, we surpassed $1.0 billion in total assets. As our organization grows, we expect to realize economies of scale that should allow us to generate higher returns. We continued our trend of strong loan growth as our commercial lending teams had another excellent quarter of production. Our investment in commercial lending is paying strong dividends, as commercial balances have increased $152.1 million, or 62.6%, over the past year and now represent more than 50% of our total loans. The commercial pipeline at the end of the first quarter is higher than it was at the end of the fourth quarter and looks extremely strong, leaving us optimistic about our ability to continue generating high quality assets. Furthermore, we generated strong deposit growth as balances increased $62.6 million, or 8.2%, and drove balance sheet expansion during the quarter.

“Second, we achieved a record level of quarterly net income, with quarterly earnings per share growth of 43.8% and significantly improved profitability compared to the fourth quarter 2014. Loan growth drove net interest income higher while operating expenses, excluding seasonal and equity-related compensation costs, were essentially flat quarter-over-quarter.”

Highlights for the first quarter 2015 included:

▪	Diluted earnings per share increased $0.14, or 43.8%, compared to the linked quarter and $0.33, or 253.8%, compared to the first quarter 2014

▪	Improved quarterly performance
•	Return on average assets of 0.84% compared to 0.62% in the linked quarter and 0.30% in the first quarter 2014

•	Return on average shareholders’ equity of 8.55% compared to 6.07% in the linked quarter and 2.64% in the first quarter 2014
•	Return on average tangible common equity of 8.98% compared to 6.38% in the linked quarter and 2.79% in the first quarter 2014

▪	Continued strong revenue growth
•	Net interest income increased $0.4 million, or 6.3%, compared to the linked quarter and $1.9 million, or 39.2%, compared to the first quarter 2014
•	Mortgage banking revenue increased $1.0 million, or 56.7%, compared to the linked quarter and $2.0 million, or 220.7%, compared to the first quarter 2014

▪	Total loan growth of $35.3 million, or 4.8%, compared to December 31, 2014 and $235.4 million, or 44.2%, compared to March 31, 2014
•	Continued strong performance in single tenant lease financing with balances increasing $34.6 million, or 18.0%, compared to the linked quarter and $121.4 million, or 114.7%, compared to March 31, 2014
•	C&I and owner-occupied CRE balances increased $10.9 million on a combined basis, or 9.7%, compared to the linked quarter and $34.0 million, or 38.5%, compared to March 31, 2014

▪	Net interest margin (“NIM”) increased to 2.84%, or 6 bps compared to the linked quarter and 33 bps compared to the first quarter 2014

•	NIM benefited from the recapture of $0.1 million of interest related to a loan recovery during the quarter

•	NIM was negatively impacted by the conversion of $40.0 million of variable rate short term borrowings to long term fixed rate funding

▪	Capital levels remain solid and continue to support loan growth
•	Tangible common equity to tangible assets of 9.18%
•	Common equity tier 1 capital ratio of 11.99%
•	Tier 1 capital ratio of 11.99%
•	Total risk-based capital ratio of 13.18%

▪	Asset quality remains strong
•	Nonperforming loans to total loans receivable declined to 0.03% from 0.04% and nonperforming assets to total assets declined to 0.47% from 0.50% compared to the linked quarter.
•	The allowance for loan losses (“ALLL”) increased $0.6 million, or 10%, compared to the linked quarter with the ratio of ALLL to total loans increasing to 0.83% compared to 0.79% as of December 31, 2014.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter was $6.8 million compared to $6.4 million for the fourth quarter 2014 and $4.9 million for the first quarter 2014. Compared to the linked quarter, total interest income increased $0.6 million, or 6.5%, and total interest expense increased $0.2 million, or 7.3%. The increase in total interest income was driven by a $37.4 million, or 5.3%, increase in average loans receivable and an increase in the yield earned on the loan portfolio as well as a $15.5 million, or 12.0%, increase in the average balance of securities available for sale and an increase in the yield earned on the securities portfolio. Total interest income also benefited from the recapture of $0.1 million of interest related to a loan recovery during the quarter.

The increase in interest expense during the quarter was due primarily to an increase in the cost of funds related to advances from the Federal Home Loan Bank. Early in the first quarter, $40.0 million of variable rate short term advances were converted to longer term funding with a six year maturity and a cost of funds of 1.67%. Additionally, interest expense related to deposits increased modestly due to a $36.2 million, or 5.0%, increase in the average balance of interest-bearing deposits.

Net interest margin was 2.84% for the first quarter compared to 2.78% for the fourth quarter 2014 and 2.51% for the first quarter 2014. Compared to the prior quarter, the yield on interest-earning assets increased 9 bps to 3.85%. Excluding the impact of the interest income associated with the loan recovery, the yield on interest-earning assets increased 3 bps to 3.79% compared to the prior quarter, driven by higher yields earned on commercial loans and investment securities, partially offset by lower yields on consumer loans and mortgage loans held for sale. The cost of interest-bearing liabilities during the quarter increased 3 bps to 1.12% driven primarily by the increase in the cost of funds related to Federal Home Loan Bank advances, offset by a slight decline in deposit funding costs.

Noninterest Income

Noninterest income for the first quarter was $3.1 million compared to $2.1 million for the fourth quarter 2014 and $1.5 million for the first quarter 2014. The increase of $1.0 million, or 50.0%, compared to the linked quarter was driven by an increase of $1.0 million, or 56.7%, in mortgage banking revenue resulting from an improvement in gain on sale margin and higher origination volumes.

Noninterest Expense

Noninterest expense for the first quarter was $6.3 million compared to $5.9 million for the fourth quarter 2014 and $5.4 million for the first quarter 2014. The increase of $0.4 million, or 6.4%, compared to the linked quarter was due to higher salaries and employee benefits and marketing expenses. The increase in salaries and employee benefits was driven primarily by equity compensation expense and seasonal resets on payroll taxes and other employee benefits. The increase in marketing expense was due primarily to higher online channel origination costs resulting from increased mortgage activity.

Income Taxes

Income tax expense was $1.2 million for the first quarter, resulting in an effective tax rate of 36.0%, compared to $0.7 million and an effective tax rate of 33.6% for the linked quarter and $0.2 million and an effective tax rate of 24.2% for the first quarter 2014. The increase in the effective tax rate compared to the linked quarter was due primarily to additional income tax expense associated with the vesting of certain equity compensation awards.

Loans and Credit Quality

Total loans as of March 31, 2015 were $767.7 million, increasing $35.3 million, or 4.8%, compared to December 31, 2014 and $235.4 million, or 44.2%, compared to March 31, 2014. Total commercial loans increased $43.9 million, or 12.5%, compared to the linked quarter driven by continued strong production in single tenant lease financing as well as solid growth in the commercial and industrial and owner-occupied commercial real estate portfolios.

Credit quality continues to remain strong as nonperforming loans to total loans receivable declined to 0.03% from 0.04% as of December 31, 2014 and 0.25% as of March 31, 2014. Additionally, nonperforming assets to total assets declined to 0.47% from 0.50% as of December 31, 2014 and 0.81% as of March 31, 2014. The allowance for loan losses was $6.4 million as of March 31, 2015 compared to $5.8 million as of December 31, 2014 and $5.4 million as of March 31, 2014. The allowance as a percentage of total nonperforming loans increased to 2,592.7% as of March 31, 2015 from 1,959.5% as of December 31, 2014 and 398.5% as of March 31, 2014.

Net recoveries of $0.1 million were recognized during the first quarter, resulting in net recoveries to average loans of 0.07% compared to net charge-offs to average loans of 0.03% for the fourth quarter 2014 and 0.15% for the first quarter 2014. The net recoveries during the first quarter were driven by a $0.4 million recovery of a residential mortgage loan, of which $0.3 million related to the recapture of principal previously charged off.

Capital

During the first quarter, total shareholders’ equity increased $2.6 million due primarily to net income earned for the quarter and the change in the unrealized gain/loss related to the investment portfolio, partially offset by declared dividends. As of March 31, 2015, the Company’s common equity tier 1, tier 1 and total risk-based capital ratios declined to 11.99%, 11.99% and 13.18% from 12.55%, 12.55% and 13.75% as of December 31, 2014, respectively, due to an increase in risk-weighted assets resulting from the strong commercial loan growth for the quarter. Tangible common equity to tangible assets declined 36 bps during the first quarter to 9.18% due to strong asset growth while tangible book value per share increased to $21.11 from $20.74 as of December 31, 2014.

About First Internet Bancorp
First Internet Bancorp is the parent company of First Internet Bank, which opened for business in 1999 as the nation’s first state-chartered, FDIC-insured institution to operate solely via the Internet. With customers in all 50 states, First Internet Bank offers consumers services including checking, savings, money market, certificates of deposit and IRA accounts as well as consumer loans, residential mortgages, residential construction loans and home equity products. For commercial clients, it provides commercial real estate loans, commercial and industrial loans, asset-based lending and treasury management services. First Internet Bank has been recognized as one of the “Best Banks to Work For” by American Banker Magazine as well as a “Top Workplace” by The Indianapolis Star. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact information:

Investors/Analysts	Media
Paula Deemer	Nicole Lorch
(317) 428-4628	Senior Vice President, Retail Banking
investors@firstib.com	(317) 532-7906
nlorch@firstib.com

First Internet Bancorp

Summary Financial Information (unaudited)

Amounts in thousands, except per share data

	Three Months Ended

	March 31,	December 31,	March 31,
	2015	2014	2014

Net income	$2,063	$1,465	$600

Per share and share information
Earnings per share - basic	$0.46	$0.33	$0.13
Earnings per share - diluted	0.46	0.32	0.13
Dividends declared per share	0.06	0.06	0.06
Book value per common share	22.16	21.80	20.60
Tangible book value per common share	21.11	20.74	19.54
Common shares outstanding	4,484,513	4,439,575	4,449,619
Average common shares outstanding:
Basic	4,516,776	4,499,316	4,494,670
Diluted	4,523,246	4,514,505	4,501,705
Performance ratios
Return on average assets	0.84%	0.62%	0.30%
Return on average shareholders' equity	8.55%	6.07%	2.64%
Return on average tangible common equity	8.98%	6.38%	2.79%
Net interest margin	2.84%	2.78%	2.51%
Capital ratios [1]
Tangible common equity to tangible assets	9.18%	9.54%	10.31%
Tier 1 leverage ratio	9.52%	9.87%	10.88%
Common equity tier 1 capital ratio	11.99%	12.55%	15.14%
Tier 1 capital ratio	11.99%	12.55%	15.14%
Total risk-based capital ratio	13.18%	13.75%	16.57%
Asset quality
Nonperforming loans	$246	$296	$1,352
Nonperforming assets	4,818	4,866	6,912
Nonperforming loans to loans receivable	0.03%	0.04%	0.25%
Nonperforming assets to total assets	0.47%	0.50%	0.81%
Allowance for loan losses to:
Loans receivable	0.83%	0.79%	1.01%
Nonperforming loans	2,592.7%	1,959.5%	398.5%
Net charge-offs (recoveries) to average
loans receivable	(0.07%)	0.03%	0.15%
Average balance sheet information
Loans receivable	$745,454	$708,053	$515,946
Securities available for sale	145,241	129,692	151,454
Other earning assets	41,643	34,242	97,432
Total interest-earning assets	967,186	909,495	786,506
Total assets	995,851	938,685	819,010
Noninterest-bearing deposits	22,265	21,118	18,159
Interest-bearing deposits	761,917	725,740	679,962
Total deposits	784,182	746,858	698,121
Shareholders' equity	97,844	95,832	92,054

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp

Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2014)

Amounts in thousands

	March 31,	December 31,	March 31,
	2015	2014	2014

Assets
Cash and due from banks	$1,472	$1,940	$2,762
Interest-bearing demand deposits	38,100	26,349	54,698
Interest-bearing time deposits	2,000	2,000	2,500
Securities available for sale, at fair value	163,676	137,518	204,869
Loans held-for-sale	27,584	34,671	17,273
Loans receivable	767,682	732,426	532,249
Allowance for loan losses	(6,378)	(5,800)	(5,388)
Net loans receivable	761,304	726,626	526,861
Accrued interest receivable	3,040	2,833	2,662
Federal Home Loan Bank of Indianapolis stock	5,350	5,350	2,943
Cash surrender value of bank-owned life insurance	12,423	12,325	12,031
Premises and equipment, net	7,040	7,061	6,836
Goodwill	4,687	4,687	4,687
Other real estate owned	4,488	4,488	4,651
Accrued income and other assets	4,513	4,655	5,346
Total assets	$1,035,677	$970,503	$848,119

Liabilities
Non-interest bearing deposits	$19,178	$21,790	$17,047
Interest-bearing deposits	801,991	736,808	710,605
Total deposits	821,169	758,598	727,652
Advances from Federal Home Loan Bank	106,921	106,897	21,819
Subordinated debt	2,894	2,873	2,809
Accrued interest payable	104	97	83
Accrued expenses and other liabilities	5,227	5,253	4,112
Total liabilities	936,315	873,718	756,475
Shareholders' equity
Voting common stock	72,032	71,774	71,378
Retained earnings	26,938	25,146	22,233
Accumulated other comprehensive income (loss)	392	(135)	(1,967)
Total shareholders' equity	99,362	96,785	91,644
Total liabilities and shareholders' equity	$1,035,677	$970,503	$848,119

First Internet Bancorp

Condensed Consolidated Statements of Income (unaudited)

Amounts in thousands, except per share data

	Three Months Ended

	March 31,	December 31,	March 31,
	2015	2014	2014

Interest income
Loans	$8,390	$7,957	$6,129
Securities - taxable	722	615	750
Securities - non-taxable	-	-	58
Other earning assets	75	51	96
Total interest income	9,187	8,623	7,033
Interest expense
Deposits	1,953	1,913	1,860
Other borrowed funds	460	335	307
Total interest expense	2,413	2,248	2,167
Net interest income	6,774	6,375	4,866
Provision for loan losses	442	387	147
Net interest income after provision
for loan losses	6,332	5,988	4,719
Noninterest income
Service charges and fees	176	174	167
Mortgage banking activities	2,886	1,842	900
Gain on sale of securities	-	-	359
Loss on asset disposals	(14)	(19)	(13)
Other	100	101	98
Total noninterest income	3,148	2,098	1,511
Noninterest expense
Salaries and employee benefits	3,578	3,129	3,007
Marketing, advertising and promotion	452	307	380
Consulting and professional fees	592	595	433
Data processing	248	277	234
Loan expenses	181	168	114
Premises and equipment	642	733	701
Deposit insurance premium	150	154	144
Other	414	516	425
Total noninterest expense	6,257	5,879	5,438
Income before income taxes	3,223	2,207	792
Income tax provision	1,160	742	192
Net income	$2,063	$1,465	$600

Per common share data
Earnings per share - basic	$0.46	$0.33	$0.13
Earnings per share - diluted	$0.46	$0.32	$0.13
Dividends declared per share	$0.06	$0.06	$0.06

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp

Average Balances and Rates (unaudited)

Amounts in thousands

	Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014

	Average	Interest /	Yield /	Average	Interest /	Yield /	Average	Interest /	Yield /
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Assets
Interest-earning assets
Loans, including loans held for sale	$780,302	$8,390	4.36%	$745,561	$7,957	4.23%	$537,620	$6,129	4.62%
Securities - taxable	145,241	722	2.02%	129,692	615	1.88%	144,213	750	2.11%
Securities - non-taxable	-	-	0.00%	-	-	0.00%	7,241	58	3.25%
Other earning assets	41,643	75	0.73%	34,242	51	0.59%	97,432	96	0.40%
Total interest-earning assets	967,186	9,187	3.85%	909,495	8,623	3.76%	786,506	7,033	3.63%

Allowance for loan losses	(5,883)			(5,535)			(5,450)
Noninterest earning-assets	34,548			34,725			37,954
Total assets	$995,851			$938,685			$819,010

Liabilities
Interest-bearing liabilities
Regular savings accounts	$22,099	$32	0.59%	$19,545	$29	0.59%	$18,541	$28	0.61%
Interest-bearing demand deposits	75,405	102	0.55%	68,968	95	0.55%	70,347	95	0.55%
Money market accounts	274,312	492	0.73%	274,015	502	0.73%	262,982	474	0.73%
Certificates and brokered deposits	390,101	1,327	1.38%	363,212	1,287	1.41%	328,092	1,263	1.56%
Total interest-bearing deposits	761,917	1,953	1.04%	725,740	1,913	1.05%	679,962	1,860	1.11%
Other borrowed funds	109,787	460	1.70%	91,700	335	1.45%	25,156	307	4.95%
Total interest-bearing liabilities	871,704	2,413	1.12%	817,440	2,248	1.09%	705,118	2,167	1.25%

Noninterest-bearing deposits	22,265			21,118			18,159
Other noninterest-bearing liabilities	4,038			4,295			3,679
Total liabilities	898,007			842,853			726,956

Shareholders' equity	97,844			95,832			92,054
Total liabilities and shareholders' equity	$995,851			$938,685			$819,010

Net interest income		$6,774			$6,375			$4,866

Interest rate spread			2.73%			2.67%			2.38%

Net interest margin			2.84%			2.78%			2.51%

First Internet Bancorp

Loans and Deposits (unaudited)

Amounts in thousands

	March 31, 2015		December 31, 2014		March 31, 2014

	Amount	Percent	Amount	Percent	Amount	Percent

Commercial loans
Commercial and industrial	$83,849	11.0%	$77,232	10.5%	$63,373	11.9%
Owner-occupied commercial real estate	38,536	5.0%	34,295	4.7%	24,976	4.7%
Investor commercial real estate	18,491	2.4%	22,069	3.0%	26,219	4.9%
Construction	26,847	3.5%	24,883	3.4%	22,460	4.2%
Single tenant lease financing	227,229	29.6%	192,608	26.3%	105,847	19.9%
Total commercial loans	394,952	51.5%	351,087	47.9%	242,875	45.6%

Consumer loans
Residential mortgage	215,910	28.1%	220,612	30.1%	143,355	26.9%
Home equity	54,838	7.2%	58,434	8.0%	36,676	6.9%
Trailers	63,638	8.3%	63,288	8.7%	67,340	12.7%
Recreational vehicles	31,023	4.0%	30,605	4.2%	33,892	6.4%
Other consumer loans	2,531	0.3%	3,201	0.4%	3,462	0.6%
Total consumer loans	367,940	47.9%	376,140	51.4%	284,725	53.5%

Net deferred loan fees, premiums and discounts	4,790	0.6%	5,199	0.7%	4,649	0.9%

Total loans receivable	$767,682	100.0%	$732,426	100.0%	$532,249	100.0%

	March 31, 2015		December 31, 2014		March 31, 2014

	Amount	Percent	Amount	Percent	Amount	Percent

Deposits
Regular savings accounts	$23,367	2.8%	$20,776	2.7%	$21,790	3.0%
Noninterest-bearing deposits	19,178	2.3%	21,790	2.9%	17,047	2.3%
Interest-bearing demand deposits	82,982	10.1%	74,238	9.8%	76,447	10.5%
Money market accounts	280,740	34.2%	267,046	35.2%	271,698	37.3%
Certificates of deposits	401,347	48.9%	361,202	47.6%	322,883	44.4%
Brokered deposits	13,555	1.7%	13,546	1.8%	17,787	2.5%
Total deposits	$821,169	100.0%	$758,598	100.0%	$727,652	100.0%

First Internet Bancorp

Reconciliation of Non-GAAP Financial Measures

Amounts in thousands, except per share data

	Three Months Ended

	March 31,	December 31,	March 31,
	2015	2014	2014

Total equity - GAAP	$99,362	$96,785	$91,644
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)
Tangible common equity	$94,675	$92,098	$86,957

Total assets - GAAP	$1,035,677	$970,503	$848,119
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)
Tangible assets	$1,030,990	$965,816	$843,432

Common shares outstanding	4,484,513	4,439,575	4,449,619

Book value per common share	$22.16	$21.80	$20.60
Effect of goodwill	(1.05)	(1.06)	(1.06)
Tangible book value per common share	$21.11	$20.74	$19.54

Total shareholders' equity to assets ratio	9.59%	9.97%	10.81%
Effect of goodwill	(0.41%)	(0.43%)	(0.50%)
Tangible common equity to tangible assets ratio	9.18%	9.54%	10.31%

Total average equity - GAAP	$97,844	$95,832	$92,054
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)
Average tangible common equity	$93,157	$91,145	$87,367

Return on average shareholders' equity	8.55%	6.07%	2.64%
Effect of goodwill	0.43%	0.31%	0.15%
Return on average tangible common equity	8.98%	6.38%	2.79%